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Exhibit 23.4

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of Regal Entertainment Group on Form S-1 of our report dated February 15, 2002 and March 8, 2002 (which report expresses an unqualified opinion and includes an explanatory paragragh referring to the Regal Cinemas, Inc. bankruptcy reorganization and subsequent acquisition) included in Registration Statement No. 333-84096 of Regal Entertainment Group.

Deloitte & Touche LLP

Nashville, Tennessee
May 8, 2002

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Exhibit 23.4